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                                                                 Exhibit 24(b)1b


                             THE GOVETT FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

     The Govett Funds, Inc., a Maryland corporation having its principal office in Baltimore City, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: (a) The Board of Directors of the Corporation has classified 750,000,000 unissued shares of the authorized Common Stock, par value $.00001 per share, of the Corporation as three series, designated the "Govett Asian Smaller Companies Fund", the "Govett China Fund" and the "Govett Europe Fund", each such series having 250,000,000 authorized shares, and has divided and further classified the authorized shares of each such series into three classes, designated Class A, Class B and Institutional Class, each such class of a particular series consisting, until further changed, of the lesser of (x) 250,000,000 shares and (y) the number of shares that could be issued by issuing all of the authorized shares of that series less the total number of shares of all other classes of the series then issued and outstanding.

             (b) The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Class A, Class B and Institutional Class shares of the Govett Asian Smaller Companies Fund, the Govett China Fund and the Govett Europe Fund are set forth in the Charter of the Corporation.

     SECOND: The foregoing amendment to the Charter of the Corporation does not increase the authorized capital stock of the Corporation.

     THIRD:   The aforesaid shares have been duly classified by the Board of
Directors pursuant to authority and power contained in the Charter of the Corporation.

     IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Vice President and attested by its Secretary on this 30th day of September, 1997.

                              THE GOVETT FUNDS, INC.


                              By:    /s/ Colin Kreidewolf
                                     --------------------
                                     Colin J. Kreidewolf
                                     Vice President

ATTEST:


/s/ Alice L. Schulman
---------------------
Alice L. Schulman
Secretary
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     The undersigned, Vice President of The Govett Funds, Inc., who executed on behalf of said Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                              /s/ Colin Kreidewolf
                              --------------------
                              Colin J. Kreidewolf
                              Vice President

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